SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                    -----------------------


                            FORM 8-K/A


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 6, 1998

                       Sloan Electronics, Inc.
          ------------------------------------------------
          Exact name of registrant as specified in charter


         Delaware               0-28772          35-1990559
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(State or other jurisdiction  (Commission     (IRS Employer)
     of incorporation)        File Number)   Identification No.)

2527 Monterey St., Sarasota FL                   34231
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 (Address of principal executive offices)       (Zip Code)


Registrant's telephone number,
including area code           (941) 349-6583
                            --------------------------


(Former name or former address, if changed since last report)

MAS Acquisition I Corp.




Item 4.  Change of Accountants.


     The firm of S. M. Ward and Company ("Ward") audited the financial statements of the Company for the fiscal years ended Dec. 31, 1995 through Dec. 31, 1997. On April 6, 1998 the Board of Directors of the Company determined not to appoint Ward to audit the financial statements of the Company for the fiscal year ended Dec. 31, 1998. On April 6, 1998, pursuant to a vote of the Board of Directors, the firm of Bobbitt, Pittenger and Company PA was selected to audit the financial statements of the Company for the year ended Dec. 31, 1998.

     The report of Ward on the Company's financial statements for the previous years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the entire period of the engagement of Ward, through Dec. 31, 1997, there had been no disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Ward's satisfaction, would have caused Ward to make reference in connection with its reports to the subject matter of the disagreement.

     During the two most recent fiscal years and any subsequent interim period through the date of such resignation, declination to stand for reelection or dismissal there have been no disagreements or "reportable events" with S. M. Ward Company.


Exhibit 16. Letter of S.M. Ward and Company

                             S. M. Ward Co.
                             225 West 34 Street
                             New York, NY  10123

                                                        April 20, 1998
Securities and Exchange Commission
450 Fifth Street N.W.
Washington DC  20549

Re: Sloan Electronics, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated
April 9, 1998.

(2) We agree with the response.

(3) There have been no disagreements on matters of accounting and auditing between our firm and the Company.

                                           Yours truly,


                                           /s/ Samuel M. Ward


                        SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                   Sloan Electronics, Inc.
                                    ------------------------
                                     (registrant)

Dated April 20, 1998                by:/s/Paul Sloan
                                  -------------------
                                    Paul Sloan
                                    President